Exhibit 99.1

Dear TEGNA Stakeholders:

We are writing on behalf of the entire Board of Directors about a situation that recently came to our attention and which merits our response.

In January, a TEGNA shareholder nominated four candidates to serve on our Board of Directors. We offered to interview each of the four candidates and scheduled interviews with them. One candidate, Adonis Hoffman, asked us to postpone his interview and background check while he considered whether he had actual or potential conflicts that could interfere with service on the Board and whether he wished to move forward with his nomination. We agreed to his request to postpone the interview to allow him to consider such matters further. Late last week, he wrote a letter in which he apprised us of his conclusion that he did have conflicts and notifying us that he was withdrawing his candidacy.

However, Mr. Hoffman also added a second reason, noting his discomfort in working with Dave Lougee, due to an incident in 2014 in which he said Dave mistook him for a hotel car valet after an industry event which they had both attended. Mr. Hoffman, an African American, was understandably offended and upset by this incident. He also provided an account of his interactions with Dave in later years when they had further occasion to discuss the 2014 incident.

Dave immediately acknowledged the incident and has stated that he made a mistake for which he had apologized immediately at the time of the incident.

The Board of Directors approached this incident with utmost seriousness, given the concerns related by Mr. Hoffman. We immediately decided to do several things:

•	That same day, our General Counsel, Akin Harrison, spoke with Dave about Mr. Hoffman’s account and the incident;

•	As independent Chairman of the Board, I (Howard) met with Dave that same day and again the following morning to ask him questions relating to these matters;

•	The following day, our full Board met, and Dave discussed the incident with the Board; the Board had the opportunity to ask questions and then met in executive session without Dave for discussion;

•	The Board immediately retained an outside law firm that has not previously worked for TEGNA, Ropes & Gray, to conduct an interview with Dave; and

•	We also had our Chief Human Resources Officer, Jeff Newman, do a full review of Dave’s HR file.

No information has come to our attention in connection with this review or otherwise suggesting Dave has ever been accused of any incident of a similar nature; nevertheless, we care about even one such incident and view this as a reminder of the importance of continuing down the path of our strong commitment at TEGNA to issues of diversity, equity and inclusion.

TEGNA’s Commitment to Diversity, Equity and Inclusion

The Board, Dave and the entire Executive Leadership Team are committed to combating racism and ensuring our company reflects the diversity of the communities we serve. To promote employee engagement and cross-functional diversity and inclusion initiatives, in 2020 Dave drove and established:

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A newly created position of Chief Diversity Officer to drive focus and intentional actions to ensure our long-standing inclusive values resonate in all areas of our business; this position reports directly to Dave and is a part of TEGNA’s Executive Leadership Team.

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A Diversity & Inclusion Working Group, which is responsible for proposing and monitoring diversity and inclusion initiatives. The Diversity & Inclusion Working Group is comprised of 17 diverse employees and is sponsored by Akin Harrison and Senior Vice President, Media Operations and President and General Manager, WUSA Richard Dyer and Chief Diversity Officer Grady Tripp. The executive sponsors of the Working Group regularly report out to the Board’s Public Policy and Regulation Committee.

•	Signed the CEO Action for Diversity & Inclusion Pledge, which is the “largest CEO-driven business commitment to advance diversity and inclusion in the workplace.”

To further strengthen accountability on diversity in the governance of our company, in 2020 Dave collaborated with the Board in its adoption of specific areas of oversight for each Board committee regarding how TEGNA approaches diversity:

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The Leadership Development & Compensation Committee is responsible for monitoring TEGNA’s performance in diversity, inclusion and equal employment opportunity, supporting our commitment to DE&I and the continuation of our efforts to gain and maintain diversity among our employees and management.

•	The Nominating & Governance Committee is responsible for overseeing the racial, ethnic and gender diversity of the Board.

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The Public Policy and Regulatory Committee reviews with management TEGNA’s approach to, and initiatives and support for, promoting racial and ethnic diversity in our news and other content, through inclusive journalism and racial and ethnic diversity in our editorial decision-making and leadership.

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The Audit Committee is responsible for monitoring TEGNA’s finance and asset management-related diversity and inclusion efforts, including our investment and purchasing involving minority-owned businesses.

As of December 31, 2020, TEGNA employed 6,427 full-time and part-time people. Our workforce is 46.9 percent female and 25 percent people of color. 33 percent of TEGNA’s Executive Leadership Team (Dave’s direct reports) are female and 33 percent are people of color. 15.8 percent of Officers and Managers, inclusive of the Executive Leadership Team, are African American. 6.8 percent of Officers and Managers, not including the Executive Leadership Team, are African American. Our Board of Directors is 42 percent female and 17 percent people of color.

In 2020, 37.3 percent of new hires were people of color and 31.4 percent of promotions were earned by people of color. In key news leadership positions, 4 of 10 news director positions filled since the beginning of 2020 are diverse hires or promotions, and more than 50 percent of news directors are female.

Earlier this year, the TEGNA Board, Dave and Executive Leadership Team developed aggressive five-year goals to further drive inclusion in our content team, content leadership roles, management roles and culture. While improving diversity and inclusion across all identities will be a focus, our first priority is addressing inequities for our employees representing communities of color.

These five-year goals specifically address improving Black, Indigenous and People of Color (BIPOC) representation as follows:

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Content Teams: By year-end 2025, TEGNA aims to increase the diversity of our content teams (news, digital and marketing employees) to reflect the aggregate BIPOC diversity of the communities we serve, which is approximately 36 percent.

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Content Leadership Roles: By year-end 2025, TEGNA aims to increase BIPOC representation in content leadership roles by 50 percent. Improving diversity in editorial roles ensures our coverage and storytelling reflects diverse perspectives and decision-making.

•	Management Roles: By year-end 2025, TEGNA aims to increase BIPOC representation across all management roles within the organization by 50 percent.

To support these goals, the Company is implementing the following:

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Talent Pipeline and Bench Strength: We will increase our partnerships with diverse professional organizations, develop and grow new and existing partnerships with HBCU’s and other universities with diverse student populations, and continue to build on our internship, Producer-in-Residence, and other programs to support a strong pipeline of future talent. Additionally, we will enhance our development programs, establish mentorship and sponsorship programs, and create enhanced leadership recruiting processes to drive a diverse pipeline.

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Leadership Compensation Tied to Diversity and Inclusion Goals: Through our annual performance management process, TEGNA has enhanced our diversity and inclusion goals for key leaders in the organization. A meaningful portion of their bonus potential will be linked to the successful achievement of goals and implementation of diversity and inclusion activities, as evaluated through our formal performance review process.

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Multi-Year Inclusive Journalism Program: TEGNA has developed and is investing in a customized, multi-year inclusive journalism program with external partners. All journalists and marketers will receive extensive training, develop action plans, and undergo content audits to ensure we are accurately reflecting our communities in our coverage and storytelling.

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Leverage Insights from Employee Feedback: We will use input provided by our Diversity & Inclusion Working Group, responses to Diversity & Inclusion questions included in our companywide employee survey and employee exit interviews to inform and improve our action planning and accountability.

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Employee Training: We will provide all employees with ongoing resources and platforms to increase learning and discussion on diversity and inclusion topics and valuing differing perspectives to support our culture of belonging. This will include unconscious and implicit bias training for all employees, a companywide learning and discussion series, and a host of other activities designed to foster brave spaces for our collective growth.

While we are proud of these steps in which TEGNA has shown leadership, we know more remains to be done and our letter today is a reminder of that. Our diversity, equity and inclusion work is a continuing commitment, and the Board of Directors, Dave and the Executive Leadership Team are devoted to making it a priority and an integral part of the TEGNA culture.

Sincerely,

Howard Elias

Chairman, TEGNA Board of Directors

Henry McGee

Chairman, Nominating and Governance Committee, TEGNA Board of Directors